QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.1

Occam Networks Concludes Restatement;
Announces Completion of Audit Committee Review;
Announces Results for First and Second Quarters 2007

        SANTA BARBARA, California—October 16, 2007—Occam Networks, Inc. (NASDAQ: OCNW) today filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007 and June 30, 2007 with the Securities and Exchange Commission ("SEC"). These filings had been delayed pending the conclusion of an Audit Committee review of the Company's prior revenue recognition practices and the Company's restatement of its historical consolidated financial statements. The Company's periodic filings with the SEC are now current. The Company also announced its consolidated results of operations for the first and second quarters of fiscal 2007 and provided a business update for the third quarter of fiscal 2007.

Restatement of Prior Period Consolidated Financial Statements

        The Company's Audit Committee, assisted by independent forensic accounting and legal advisors, has completed a thorough review of the Company's prior revenue recognition practices, including commitments to provide customers with software, hardware and software maintenance, hardware and software upgrades, training, and other services in connection with customers' purchases of the Company's network equipment. The Audit Committee also reviewed the Company's sales to value added resellers and the use of intermediate shipping vendors in connection with the shipment of product at the end of quarters falling on weekends. The Audit Committee review was conducted with the full support of management and the Board of Directors.

        The Audit Committee identified errors pertaining to the timing of revenue recognition rather than the ability to collect or ultimately realize revenue. The Audit Committee did not identify any instances where the Company recorded revenue that was not ultimately collected or realizable. The details of the Audit Committee review and the resulting restatement are provided in the Annual Report on Form 10-K for the fiscal year ended December 31, 2006 that was filed earlier today.

        In its Form 10-K, Occam restated its consolidated financial statements for the fiscal years ended December 26, 2004 and December 25, 2005 and each of the quarterly periods in those fiscal years. The Form 10-K also reflects the restatement of unaudited quarterly financial statements for the first, second, and third quarters of the fiscal year ended December 31, 2006 and corrects the financial statements for the year ended December 31, 2006 that Occam originally reported in its press release issued on February 1, 2007. Approximately $4.9 million of previously recorded revenue was deferred as of December 31, 2006. As a result, aggregate net losses for fiscal years 2004 through 2006 will increase by approximately $2.1 million from $20.9 million to $23.0 million. In the aggregate, approximately $33 million of revenue recognized for fiscal years 2004-2006 was recorded prematurely though all but the $4.9 million estimated deferral was ultimately recognizable prior to December 31, 2006. The aggregate of the Company's previously reported revenue for this period was $125.2 million, and the aggregate restated revenue for this period is approximately $120.2 million.

        The following tables summarize the impact of the restatement on Occam's consolidated financial statements for the years ended December 26, 2004, December 25, 2005, and December 31, 2006. More detailed information is available in the Form 10-K that Occam filed with the SEC.

	December 26, 2004	December 25, 2005	December 31, 2006
	(in 000s, except per share data)
As reported:
Sales	$17,329	$39,238	$68,634
Cost of sales	15,829	27,208	42,626
Net income (loss)	(14,989)	(7,438)	1,513
Basic and diluted net loss per share attributable to common stockholders(1)	$(2.73)	$(1.37)	$(0.21)
	December 26, 2004	December 25, 2005	December 31, 2006
	(in 000s, except per share data)
As restated:
Sales	$12,441	$39,597	$68,203
Cost of sales	12,610	27,736	42,473
Net income (loss)	(16,658)	(7,607)	1,235
Basic and diluted net loss per share attributable to common stockholders(1)	$(2.98)	$(1.40)	$(0.24)
(Increase in net loss) or decrease in net income	(1,669)	(169)	278
Increase in basic and diluted net loss per share attributable to common stockholders	$(0.25)	$(0.03)	$(0.03)

(1)
Per share amounts computed after consideration of beneficial conversion feature charges to common stockholders. See Note 8 of Notes to Consolidated Financial Statements contained in the Company's Annual Report on Form 10-K filed on October 16, 2007.

        As previously reported, the Company's previously released financial statements for fiscal years 2004 and 2005, the corresponding interim fiscal periods, the first, second, and third quarters of fiscal 2006, all related earnings press releases and communications relating to these periods, the financial statements included in the Company's registration statements on Form S-1 declared effective on December 29, 2005, January 31, 2006 and November 1, 2006, and the earnings press release and communications for the period ended December 31, 2006, should not be relied upon and are superseded in their entirety by the Form 10-K for fiscal year 2006 filed today.

        The Audit Committee and the Company's independent registered public accounting firm have identified deficiencies in the Company's internal control over final reporting, including a material weakness relating to revenue recognition and additional significant deficiencies and control deficiencies. These deficiencies and the Company's remediation plan are more fully described in the Annual Report on Form 10-K and the Quarterly Reports on Form 10-Q filed today. As a result of these findings, the Company's Chief Executive Officer and Chief Financial Officer have concluded that the Company's internal control over financial reporting was not effective as of December 31, 2006, March 31, 2007, or June 30, 2007 to provide reasonable assurance regarding the reliability of the Company's financial reporting and the preparation of financial statements for external reporting in accordance with accounting principles generally accepted in the United States of America.

First and Second Quarter 2007 Results

        Occam also announced today its operating results for the first and second quarters of fiscal 2007. Revenues for the quarters ended March 31, 2007 and June 30, 2007 were $19.0 million and

$19.2 million, respectively. Revenues in each of the first two quarters of fiscal 2007 declined relative to restated revenues of $22.2 million in the fourth quarter of 2006 but increased 53% and 49% year-over-year from restated revenues of $12.3 million and $12.9 million in the first and second quarters of fiscal 2006, respectively. Occam gained 23 new customers in the first quarter of 2007 and 14 in the second quarter of 2007.

        Net income was $29,000 in the first quarter of 2007, and Occam experienced a net loss of $1.0 million in the second quarter of 2007. Occam's operating results in the first and second quarters of 2007 were adversely affected by $349,000 and $1.2 million, respectively, of incremental professional fees payable in connection with the Audit Committee review. In addition, stock-based compensation expense for the first and second quarters of 2007 totalled $713,000 and $363,000, respectively.

        Occam's consolidated balance sheets and statements of operations as of and for the periods ended March 31 and June 30, 2007 are included with this press release. Additional information is available in the Quarterly Reports on Form 10-Q filed today with the SEC.

Update for Third Quarter 2007

        Occam also announced today that, based on its preliminary analysis of operating results for the quarter ended September 30, 2007, it believes that its revenues will decline substantially relative to the quarter ended June 30, 2007 and that its net loss will increase substantially relative to the June quarter. The Company has been focused on concluding its restatement of prior period financial statements, has not closed its books for the September quarter, and cannot provide estimates at this time of either revenues or net loss for the September quarter. The Company believes that the softening in its business, as reflected in the anticipated reduction in revenue for the third quarter of fiscal 2007, is attributable in part to delays associated with customers' evaluations of strategic investment decisions relating to their movement from copper wire to fiber, in part to a shift in our customer base toward longer term loan projects funded by the U.S. Department of Agriculture's Rural Utilities Service (RUS) program, and in part to delays in Occam's financial reporting. The Company estimates that professional fees associated with the audit committee review will total approximately $2.6 million for the September quarter, contributing to the increased net loss.

Status of NASDAQ Listing

        As previously announced, the Company received notices from The NASDAQ Stock Market stating that the Company is not in compliance with NASDAQ'S Marketplace Rule 4310(c)(14) because the Company had not timely filed its periodic reports for the year ended December 31, 2006 and the quarters ended March 31, 2007 and June 30, 2007 with the SEC. With the conclusion of the Company's financial restatement and filing of the Company's Form 10-K for fiscal year 2006 and Forms 10-Q for the quarters ended March 31 and June 30, 2007, the Company believes that it has now regained compliance with the requirements for continued listing on The NASDAQ Stock Market.

Conference Call Information

        Occam will hold an investor conference call on Wednesday, October 17, 2007 at 4:30 p.m. (Eastern)/1:30 p.m. (Pacific). Interested parties may call 1-800-311-9404 (for U.S. callers) or 1-334-323-7224 (for international callers) and tell the operator they are participating in the conference call for Occam Networks. A recording of the call will also be made available at Occam's website, www.occamnetworks.com, for 72 hours after the call is completed.

About Occam Networks, Inc.

        Occam Networks' broadband loop carrier (BLC) solutions enable telecommunications and other service providers to offer voice, video, and data, or Triple Play, services over both copper and fiber optic networks. Occam solutions give telco service providers flexibility and scalability to continuously expand their offerings, with a simplicity of service deployment. For more information, please visit www.occamnetworks.com.

Cautionary Note Regarding Forward-Looking Statements

        This press release contains forward-looking statements within the meaning of applicable securities laws, including statements about the outlook for the Company's business, anticipated operating results for the third quarter of fiscal 2007, and the Company's ability to maintain its listing on the Nasdaq Global Market. Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those indicated in forward-looking statements. Risks and uncertainties that could affect the Company's business, revenues, results of operations, and financial condition include the following: the restatement could have an adverse effect on the Company's relationships with customers and customer prospects; the restatement presents risks of litigation and governmental or other regulatory inquiries or proceedings arising out of matters related to the restatement or described in this press release, including risks associated with litigation already initiated against the Company; the Company may not be able to maintain its listing on the Nasdaq Global Market; any inability to remedy on a timely basis the Company's internal control deficiencies could have an adverse effect on the reliability of the Company's financial statements as well as on its business, results of operations, and financial condition; the Company's revenues and operating results have varied substantially on a quarter-to-quarter basis in the past and are likely to continue to vary in the future based, among other factors, on levels of customer demand for the Company's products, capital investment trends in the telecommunications industry, the size and timing of orders the Company receives, and potentially substantial delays from the time the Company receives orders until the Company may recognize revenue under applicable revenue recognition rules. Any forward-looking statements the Company may make should be considered in light of various important factors, including the risks and uncertainties listed above, as well as others. The Company makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made. Please also refer to the Company's Annual Report on Form 10-K and the Quarterly Reports on 10-Q filed on October 16, 2007, as well as the Company's future filings with the SEC, for other important risk factors that could cause the Company's actual results to differ materially from those contained in any forward-looking statements.

        #    #    #

Contact:
Chris Farrell Chief Financial Officer Occam Networks Inc. +1 805.692.2900	Tim Johnson Stearns Johnson Communications +1 415.397.7600 tjohnson@stearnsjohnson.com

        Occam Networks and Occam BLC 6000 are either registered trademarks or trademarks of Occam Networks Inc. in the United States and/or other countries.

        All other trademarks mentioned are the property of their respective owners.

OCCAM NETWORKS, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)

	March 31, 2007	December 31, 2006
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$56,970	$59,219
Restricted cash	4,378	4,378
Accounts receivable, net	12,448	10,736
Inventories, net	9,898	10,435
Prepaid and other current assets	1,465	933

Total current assets	85,159	85,701
Property and equipment, net	1,909	1,766
Other assets	235	291

Total assets	$87,303	$87,758

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$6,551	$7,687
Accrued expenses	4,856	3,899
Deferred sales	6,604	8,029

Total current liabilities	18,011	19,615

Total liabilities	18,011	19,615

Commitments and contingencies
Stockholders' equity:
Common stock, $0.001 par value, 250,000 shares authorized; 19,765 and 19,713 shares issued and outstanding at March 31, 2007 and December 31, 2006, respectively	288	288
Additional paid-in capital	178,067	176,947
Warrants	331	331
Accumulated deficit	(109,394)	(109,423)

Total stockholders' equity	69,292	68,143

Total liabilities and stockholders' equity	$87,303	$87,758

OCCAM NETWORKS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended
	March 31, 2007	March 26, 2006
		Restated(1)
	(unaudited)
Sales	$18,987	$12,377
Cost of sales	11,970	7,660

Gross margin	7,017	4,717
Operating expenses:
Research and product development	2,700	2,490
Sales and marketing	3,460	2,217
General and administrative	1,601	931

Total operating expenses	7,761	5,638

Loss from operations	(744)	(921)
Interest income (expense), net	773	(90)

Income (loss) before provision for income taxes	29	(1,011)
Provision for income taxes	—	3

Net income (loss)	29	(1,014)
Beneficial conversion feature	—	(3,437)

Net income available (loss attributable) to common stockholders	$29	$(4,451)

Net income (loss) per share available (attributable) to common stockholders:
Basic	$0.00	$(0.65)
Diluted	$0.00	$(0.65)

Weighted average shares:
Basic	19,739	6,899
Diluted	20,665	6,899
Stock-based compensation included in:
Cost of sales	$102	$41
Research and product development	236	126
Sales and marketing	205	47
General and administrative	170	39

Total stock-based compensation	$713	$253

(1)
See Notes 3 and 2, "Restatement of Consolidated Financial Statements," of the Notes to Consolidated Financial Statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2006 and in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, respectively, each of which we filed with the SEC on October 16, 2007.

OCCAM NETWORKS, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)

	June 30, 2007	December 31, 2006
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$53,901	$59,219
Restricted cash	4,665	4,378
Accounts receivable, net	12,772	10,736
Inventories, net	9,185	10,435
Prepaid and other current assets	3,731	933

Total current assets	84,254	85,701
Property and equipment, net	5,316	1,766
Other assets	321	291

Total assets	$89,891	$87,758

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$7,811	$7,687
Accrued expenses	7,801	3,899
Deferred sales	5,541	8,029
Current portion of long-term debt	10	—

Total current liabilities	21,163	19,615
Long-term debt	62	—

Total liabilities	21,225	19,615
Commitments and contingencies
Stockholders' equity:
Common stock, $0.001 par value, 250,000 shares authorized; 19,765 and 19,713 shares issued and outstanding at June 30, 2007 and December 31, 2006, respectively	288	288
Additional paid-in capital	178,387	176,947
Warrants	331	331
Accumulated deficit	(110,340)	(109,423)

Total stockholders' equity	68,666	68,143

Total liabilities and stockholders' equity	$89,891	$87,758

OCCAM NETWORKS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30, 2007	June 25, 2006	June 30, 2007	June 25, 2006
	(Unaudited)	(Unaudited) (Restated)(1)	(Unaudited)	(Unaudited) (Restated)(1)
Sales	$19,237	$12,876	$38,224	$25,253
Cost of sales	12,125	8,018	24,095	15,678

Gross margin	7,112	4,858	14,129	9,575
Operating expenses:
Research and product development	3,040	2,388	5,740	4,878
Sales and marketing	3,591	2,618	7,051	4,835
General and administrative	2,211	982	3,812	1,913

Total operating expenses	8,842	5,988	16,603	11,626

Loss from operations	(1,730)	(1,130)	(2,474)	(2,051)
Interest income, net	784	95	1,557	5

Loss before provision for income taxes	(946)	(1,035)	(917)	(2,046)
Provision for income taxes	—	9	—	12

Net loss	(946)	(1,044)	(917)	(2,058)
Beneficial conversion feature	—	—	—	(3,437)

Net loss attributable to common stockholders	$(946)	$(1,044)	$(917)	$(5,495)

Net loss per share attributable to common stockholders:
Basic and diluted	$(0.05)	$(0.15)	$(0.05)	$(0.78)
Weighted average shares attributable to common stockholers:
Basic and diluted	19,765	7,133	19,752	7,016
Stock-based compensation included in:
Cost of sales	$21	$77	$123	$118
Research and product development	142	171	378	297
Sales and marketing	73	109	278	156
General and administrative	127	86	297	125

Total stock-based compensation	$363	$443	$1,076	$696

(1)
See Notes 3 and 2, "Restatement of Consolidated Financial Statements," of the Notes to Consolidated Financial Statements in the Company's Annual Report in Form 10-K for the year ended December 31, 2006 and in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2007, respectively, each of which we filed with the SEC on October 16, 2007.

QuickLinks

  Exhibit 99.1
Occam Networks Concludes Restatement; Announces Completion of Audit Committee Review; Announces Results for First and Second Quarters 2007
OCCAM NETWORKS, INC. AND SUBSIDIARY CONSOLIDATED BALANCE SHEETS (In thousands, except per share data)
OCCAM NETWORKS, INC. AND SUBSIDIARY CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except per share data)
OCCAM NETWORKS, INC. AND SUBSIDIARY CONSOLIDATED BALANCE SHEETS (In thousands, except per share data)
OCCAM NETWORKS, INC. AND SUBSIDIARY CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except per share data)